Exhibit 99.1
China Direct Industries to Present at the 2011 Global Hunter Securities Conference

Deerfield Beach, FL – July 12, 2011 - China Direct Industries, Inc. ("China Direct Industries") (NASDAQ:CDII), a U.S. based holding company with operations in China and the Americas, focusing on pure magnesium production, distribution of basic materials and metal ores, and cross-border corporate advisory services, announced today that the Company will present at the 2011 Global Hunter Securities Conference to be held July 17-19 at the Intercontinental Hotel, 888 Howard Street, San Francisco.

China Direct Industries is scheduled to present on Monday, July 18 at 9:00am on Track 5

Conference participation is by invitation only and registration is mandatory. For more information on the conference or to schedule a one-on-one meeting, please contact your Global Hunter Securities representative or visit www.ghsecurities.com.

.About Global Hunter Securities

Global Hunter Securities is a full-service investment bank focusing on the Energy, China, Healthcare and Metals & Mining sectors. The company provides insightful research, innovative capital raising and financial advisory services supported by a sales and trading staff with world-wide reach. The 2nd annual conference includes management teams from approximately 200 companies and portfolio managers, institutional investors and analysts from multi-billion dollar mutual funds to small hedge funds, looking for new investment opportunities in China, Energy and Metals & Mining.

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ:CDII), is a U.S. based holding company with operations in China and the Americas, focusing on pure magnesium production, distribution of basic materials and metal ores, and cross border corporate advisory services. Headquartered in Deerfield Beach, Florida with corporate offices in Shanghai, China Direct Industries’ unique infrastructure provides a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

Contact Information:

China Direct Industries, Inc.

Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: richard.galterio@cdii.net
lillian.wong@cdii.net